Exhibit 99.2

MiMedx Completes Acquisition of Stability Biologics

Marietta, Georgia, January 13, 2016, (PR Newswire) -- MiMedx Group, Inc. (NASDAQ: MDXG), the leading regenerative medicine company utilizing human amniotic tissue and patent-protected processes to develop and market advanced products and therapies for the Wound Care, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic, and Dental sectors of healthcare, announced today the completion of the acquisition of Stability Inc., d/b/a Stability Biologics, a provider of human tissue products to surgeons, facilities and distributors serving the surgical, spine and orthopedics sectors of the healthcare industry. The transaction was originally announced on January 10, 2016.
Stability Biologics, which will operate as a wholly owned subsidiary of MiMedx, has developed an innovative proprietary platform in bioactive bone graft products and tissue allografts including structural/particulate bone, tendons/ligaments, structural allografts, demineralized bone matrix (DBM) and skin products for burns and traumatic wound care. Most recently, Stability Biologics introduced Physio™, a unique bone grafting material comprised of 100% bone tissue with no added carrier, thus maximizing bone forming potential.

MiMedx affirmed its previously announced expectations for the transaction to be accretive to Full Year 2016 Adjusted EPS* and its conservative projection for the 2016 Stability Biologics revenues from its processed tissue and bone product sales and distribution to be at least $15 million. The Company also confirmed that the closing consideration for the transaction was $10 million paid at closing, comprised of 60% cash and 40% stock, plus assumed debt, with future contingent consideration to be paid through a two-year earn out arrangement based on the 2016 and 2017 performance of the Stability Biologics business. MiMedx affirmed that it still expects the earn out to be the larger portion of the overall consideration for the transaction.

Non-GAAP Reporting
This press announcement contains guidance on adjusted financial measurements that are not in accordance with U.S. generally accepted accounting principles ("GAAP").  These measurements are not a substitute for GAAP measurements, although the Company uses these measurements as aids in monitoring MiMedx's on-going financial performance on a regular basis and for benchmarking against other peer group companies in related sectors of the healthcare industry.
* Adjusted EPS is diluted earnings per share before share-based compensation, amortization of intangibles, and income tax impacts of these adjustments and other income tax provisions, as well as the impact from other specific one-time events that may occur in the future such as realignments, acquisitions or divestitures.
The Company has not provided a reconciliation of these forward-looking non-GAAP financial measures due to the difficulty in forecasting and quantifying the exact amount of the items excluded from the non-GAAP financial measures that will be included in the comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures will be provided when actual results are reported.  Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.
About Stability Biologics
Stability Biologics provides surgeons, facilities and distributors access to high-quality tissue products. Its national tissue network provides access to a large volume of safe, high-quality tissue for transplant and research. The Stability Biologics allografts are prepared at the company’s state-of-the-art National Processing Center in San Antonio, Texas. Stability Biologics is an integrated provider in the surgical, spine and orthopedics sector of healthcare specializing in human tissue and bone product design and development, tissue processing and sales and distribution. Stability Biologics is an AATB Accredited Tissue Bank and is certified in accordance with the FDA Title 21 CFR 1271 requirements.

About MiMedx

MiMedx® is an integrated developer, processor and marketer of patent protected and proprietary regenerative biomaterial products and bioimplants processed from human amniotic membrane and other birth tissues. “Innovations in Regenerative Biomaterials" is the framework behind our mission to give physicians products and tissues to help the body heal itself. Our biomaterial platform technologies are AmnioFix®, EpiFix®, CollaFix™ and OrthoFlo. AmnioFix and EpiFix are our tissue technologies processed from human amniotic membrane derived from donated placentas. Elected in advance of delivery through our donor program, a mother delivering a healthy baby via scheduled full-term Caesarean section birth may donate the placenta in lieu of having it discarded as medical waste. We process the human amniotic membrane utilizing our proprietary PURION® Process, to produce a safe and effective implant. MiMedx is the leading supplier of amniotic tissue, having supplied over 500,000 allografts to date for application in the Wound Care, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. The Company has recently introduced OrthoFlo, an amniotic fluid derived allograft for homologous use. Amniotic fluid is donated by a consenting mother delivering a full-term healthy baby by scheduled Caesarean section. CollaFix, our next technology platform we plan to commercialize, is our collagen fiber technology, developed with our patented cross-linking polymers, designed to mimic the natural composition, structure and mechanical properties of musculoskeletal tissues in order to augment their repair. CollaFix is the only biological, biodegradable, biomimetic technology that matches human tendon in strength and stiffness. The Company distinguished its revenue in two primary regenerative medicine specialties of “Wound Care” and “SSO.” The Company defines SSO as surgical, sports medicine and orthopedics with spinal procedures included in orthopedics and abdominal and lower pelvic procedures included in surgical.

Safe Harbor Statement
This press release includes statements that look forward in time or that express management's beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, that that the transaction will have an accretive impact to MiMedx, that the earn out may be the larger portion of the overall consideration for the transaction, the Company’s revised revenue estimates, and the Company’s belief that its forecast is conservative. These statements are based on current information and belief, and are not guarantees of future performance. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the Stability Biologics team may not have the expertise and extensive experience as expected, or MiMedx may not benefit from the expertise as expected, Stability Biologics does not have the expected impact on MiMedx sales, the growth of Stability Biologics is not as anticipated or the business does not otherwise perform as anticipated, the transaction may not have an accretive impact to MiMedx or may have a dilutive impact, the combined Company’s performance is not as expected, and the risk factors detailed from time to time in the Company's periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2014 and its most recent Form 10Q filing. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

Investor Contact:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com